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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of International Integration Incorporated on Form S-8 (File No. 333-69269) of our report dated September 7, 1999 on our audits of the supplemental consolidated financial statements of International Integration Incorporated as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this current report on Form 8-K.


                                           PricewaterhouseCoopers LLP


Boston, Massachusetts
September 10, 1999